   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 30, 1999

                                                     REGISTRATION NO. 333-______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------
                                  PLEXUS CORP.
             (Exact name of Registrant as specified in its charter)

                                ----------------

           WISCONSIN                         3672                      39-1344447
  (State or other jurisdiction      (Primary Standard Industrial    (I.R.S. Employer
of incorporation or organization)    Classification Code Number)    dentification No.)

                             55 JEWELERS PARK DRIVE
                             NEENAH, WISCONSIN 54956
                                 (920) 722-3451
               (Address, including ZIP Code, and telephone number,
        including area code, of Registrant's principal executive offices)

                                JOSEPH D. KAUFMAN
                  VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                                  PLEXUS CORP.
                             55 JEWELERS PARK DRIVE
                             NEENAH, WISCONSIN 54956
                                 (920) 722-3451
            (Name, address, including ZIP Code, and telephone number,
                   including area code, of agent for service)
                                ----------------

                                   COPIES TO:
                               KENNETH V. HALLETT
                               QUARLES & BRADY LLP
                            411 EAST WISCONSIN AVENUE
                           MILWAUKEE, WISCONSIN 53202
                                 (414) 277-5000
                                ----------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this registration statement becomes effective.

     If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________


                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                                                   PROPOSED
                                                              PROPOSED              MAXIMUM
                                          AMOUNT               MAXIMUM             AGGREGATE              AMOUNT OF
      TITLE OF EACH CLASS OF               TO BE           OFFERING PRICE          OFFERING             REGISTRATION
    SECURITIES TO BE REGISTERED        REGISTERED(1)         PER UNIT(2)           PRICE(2)                FEE(2)
- ------------------------------------------------------------------------------------------------------------------------
COMMON STOCK, $.01 PAR VALUE          264,139 SHARES             N/A              $8,040,391.16          $2,239.23
PREFERRED STOCK PURCHASE RIGHTS            (3)
================================== ==================== ==================== =====================  ====================


(1) THE SHARES OF COMMON STOCK SET FORTH IN THE CALCULATION OF REGISTRATION FEE TABLE, AND WHICH MAY BE OFFERED PURSUANT TO THIS REGISTRATION STATEMENT, INCLUDES, PURSUANT TO RULE 416 OF THE SECURITIES ACT OF 1933, AS AMENDED, SUCH ADDITIONAL NUMBER OF SHARES OF THE REGISTRANT'S COMMON STOCK THAT MAY BECOME ISSUABLE AS A RESULT OF ANY STOCK SPLITS, STOCK DIVIDENDS OR SIMILAR EVENT.

(2) ESTIMATED PURSUANT TO RULES 457(F)(1) AND 457(C) UNDER THE SECURITIES ACT OF 1933, SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE, BASED UPON THE $30.94 AVERAGE OF THE HIGH AND LOW SALES PRICES FOR SHARES OF PLEXUS COMMON STOCK AS REPORTED ON THE NASDAQ STOCK MARKET ON SEPTEMBER 27, 1999


(3) ISSUED IN TANDEM WITH SHARES OF COMMON STOCK. NO SEPARATE CONSIDERATION IS PAID FOR THE PLEXUS PREFERRED STOCK PURCHASE RIGHTS.

                              --------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                                   PROSPECTUS
                                       OF
                                  PLEXUS CORP.
                         264,139 SHARES OF COMMON STOCK

     This prospectus relates to the public offering, which is not being underwritten, of 264,139 shares of Plexus Corp. common stock which is held by the selling shareholders listed on page 6. The selling shareholders may offer their shares of common stock through public or private transactions, on or off the Nasdaq Stock Market, at prevailing market prices, or at privately negotiated prices. Plexus will not receive any of the proceeds from the sale of the shares.

     Plexus common stock is listed on the Nasdaq Stock Market, under the symbol "PLXS." On September 27, 1999, the last reported sale price for the common stock was $ 31.13 per share.

     YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 3 OF THIS PROSPECTUS BEFORE PURCHASING ANY OF THE SECURITIES OFFERED BY THIS PROSPECTUS.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              The date of this prospectus is September 30, 1999.

                                TABLE OF CONTENTS

                                                                       PAGE
                                                                       ----

RISK FACTORS.............................................................3

BUSINESS OF PLEXUS.......................................................5

OTHER INFORMATION ABOUT PLEXUS WHICH YOU CAN OBTAIN .....................5

USE OF PROCEEDS .........................................................6

SELLING SHAREHOLDERS ....................................................6

PLAN OF DISTRIBUTION ....................................................7

LEGAL OPINIONS...........................................................8

EXPERTS..................................................................8
























     PLEXUS HAS NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS EXCEPT FOR THOSE IN THIS PROSPECTUS. YOU SHOULD NOT RELY UPON ANY OTHER INFORMATION OR REPRESENTATIONS EVEN IF SOMEONE PROVIDES YOU WITH THEM, BECAUSE THEY ARE NOT AUTHORIZED BY PLEXUS OR ANYONE ELSE. PLEXUS DOES NOT IMPLY OR REPRESENT BY DELIVERING THIS PROSPECTUS THAT PLEXUS, OR ITS BUSINESS, IS UNCHANGED AFTER ITS DATE OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME AFTER ITS DATE.

                                  RISK FACTORS

     Before purchasing the shares offered by this prospectus, you should carefully consider the risks described below, in addition to the other information presented in this prospectus or incorporated by reference into this prospectus. If any of the following risks actually occur, they could seriously harm our business, financial condition or results of operations. In such case, the trading price of our common stock could decline and you may lose all or part of your investment.

     PLEXUS' LEVEL OF TURNKEY MANUFACTURING SERVICES INVOLVES INVENTORY RISK.

     Most of Plexus' contract manufacturing services are provided on a turnkey basis, where Plexus purchases some or all of the materials required for product assembly. Turnkey services involve greater resource investment and inventory risk management than consignment services where the customer provides these materials. A change in component costs can directly impact selling price, gross margins and Plexus' net sales. Due to the nature of turnkey manufacturing, Plexus quarterly and annual results are affected by the level and timing of customer orders, fluctuations in materials costs, and the degree of automation used in the assembly process.

     PLEXUS CAN BE AFFECTED BY PRODUCT SHORTAGES IN THE ELECTRONICS INDUSTRY.

     Plexus' sales can be negatively affected by component shortages. Component parts are sometimes "rationed" among parties seeking them when supply exceeds demand. There is a limited number of suppliers for certain electronic components. For example, the September 1999 Taiwan earthquake may affect the relatively small portion of Plexus' product components that originate in that country or the global market for the types of components made in Taiwan. Also, the market place for electronic components has recently firmed, resulting in the extension of certain component lead-times, the allocation of specific semi-conductor components and increased prices. Shortages of key components can interrupt manufacturing, disrupt schedules and production, and create inefficiencies and component price pressures. Plexus cannot eliminate component shortages nor determine the timing or impact of such shortages on its results.

     PLEXUS HAS NO LONG-TERM CONTRACTS, SO CONTINUING SALES DEPEND UPON CUSTOMER RENEWALS.

     Plexus has no long-term volume commitments from its customers. Lead-times for customer orders and product-life cycles continue to become shorter. Therefore, customer orders may be canceled and volume levels can be changed or delayed at any time. Plexus cannot assure that it can timely replace delayed, canceled or reduced programs with new business, and cannot assure that its historical sales growth rate will continue. Also, Plexus may not fully recover fixed costs as a result of canceled, delayed or reduced programs, which would affect gross and operating margins.

     PLEXUS DEPENDS UPON A FEW LARGE CUSTOMERS, RESULTING IN SALES
CONCENTRATION.

     Plexus' ten largest customers accounted for about 70% of Plexus' sales in fiscal 1998. Plexus depends upon continued sales to these and other significant customers. Plexus does not have long-term volume commitments from its significant customers.

     TECHNOLOGICAL CHANGES IN PLEXUS' INDUSTRY CAUSE PRODUCTS TO BECOME OBSOLETE QUICKLY AND MAKE THE MARKET COMPETITIVE.

     Many of the industries for which Plexus currently provides electronic products are subject to rapid technological changes, and product obsolescence. Technological change also causes increased competition and pricing pressures. These and other factors which affect the electronics industries that Plexus serves, and which affect any of Plexus' major customers, could have a material adverse effect on Plexus' future operations.

     START-UP COSTS AND INEFFICIENCIES FOR NEW PROGRAMS CAN AFFECT PLEXUS' MARGINS.

     Start-up costs, the management of labor and equipment efficiencies of new programs and new customers, and the need to estimate required resources in advance can affect Plexus' gross margins. These factors can negatively impact Plexus' margins early on in the life cycle of new programs. These factors also affect the efficiency of Plexus' use of labor and equipment.

     PLEXUS NEEDS TO MANAGE ITS INTEGRATION WITH SEAMED AND OTHERS.

     On July 23, 1999, Plexus merged with SeaMED Corporation. On July 15, 1999, Plexus entered into an agreement in principle to acquire a manufacturing facility from Shure Incorporated; the first phase of the Shure transaction was completed on September 1, 1999.

     Geographical expansion and growth by acquisition can affect Plexus' operations. The successful integration and operation of an acquired business, including SeaMED and the Shure facility, will require communication and cooperation among key managers, along with the transition of customer relationships. Acquisitions also involve risks including the retention of key personnel and customers, the integration of information systems and purchasing operations, the management of an increasingly larger and more geographically dispersed business, and the diversion of management's attention from other ongoing business concerns. In addition, while Plexus anticipates cost savings, operating efficiencies and other synergies as a result of its acquisitions, the consolidation of functions and the integration of departments, systems and procedures present significant management challenges.

     Plexus cannot assure:

- -    that it will successfully accomplish those actions as rapidly as anticipated;
- -    the extent to which it will achieve cost savings and efficiencies in any transaction or expansion;
- -    that Plexus will successfully manage the integration of new locations or acquired operations;
- -    new capacity will be fully utilized;
- -    that inefficiencies will not negatively affect Plexus' results or financial condition;
- -    that any past or future acquisition by Plexus, including that of SeaMED and the Shure facility, will enhance Plexus' business.

     The acquisition of new operations can introduce new types of risks to Plexus' business. For example, additional risk factors specific to SeaMED's business and its operations include financing issues associated with SeaMED's emerging medical customers, Food and Drug Administration requirements associated with Class III products and pre-market approval of medical devices designed and manufactured by SeaMED, and the uncertainty of third party reimbursement such as Medicare, private health insurance companies or health maintenance organization by SeaMED's customers for the cost of their products.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     The discussions in this proxy statement/prospectus, and in the documents incorporated in it by reference, which are not historical statements contain forward-looking statements that involve risks and uncertainties. Statements which "are not historical statements" include those in the future tense or which use terms such as "believe," "expect" and "anticipate". Plexus' actual future results could differ in important and material ways from those discussed. Many factors could cause or contribute to such differences. These factors include those we discuss above in "Risk Factors." You should also carefully read other parts of this proxy statement/prospectus, and the documents which are incorporated in it, for other factors which could affect Plexus' or SeaMED's operations in the future. In particular, both parties' Management's Discussion and Analyses of Financial Condition and Results of Operations include discussions of factors affecting them.

                               BUSINESS OF PLEXUS

     Plexus Corp. is a contract service provider of design, manufacturing and testing services to the electronics industry, headquartered in Neenah, Wisconsin. Through its wholly owned subsidiaries, Plexus Technology Group, Inc., Plexus Electronic Assembly Corporation and SeaMED Corporation, Plexus provides product realization services to original equipment manufacturers in the medical, computer (primarily mainframes, servers and peripherals), industrial, telecommunications and electronics industries. Plexus offers a full range of services including product development and design, material procurement and management, prototyping, assembly, testing, manufacturing, final system box build and distribution.

     Plexus' contract manufacturing services are provided on either a turnkey basis, where Plexus procures certain or all of the materials required for product assembly, or on a consignment basis, where the customer supplies materials necessary for product assembly. Turnkey services include material procurement and warehousing, in addition to manufacturing, and involve greater resource investment than consignment services. Other than test equipment products used for internal manufacturing, Plexus does not design or manufacture its own proprietary products.

     Plexus has its headquarters and largest operations in Wisconsin. It has other operations in Kentucky, North Carolina, Minnesota, California, Colorado, Washington and Illinois. Plexus continues to look for opportunities for geographical expansion that will improve Plexus' ability to perform services to its customers.

               OTHER INFORMATION ABOUT PLEXUS WHICH YOU CAN OBTAIN

     Plexus is a public company, and must provide information to the public under the Securities Exchange Act of 1934. Therefore, Plexus files reports, proxy statements and other information with the Securities and Exchange Commission. You may inspect and copy these materials at the Commission's public reference facilities, which are located at:

     -    Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549,
     -    7 World Trade Center, New York, New York 10048, and
     -    Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661.

You may also obtain copies of these documents by writing to the Commission's Public Reference Section, Washington, D.C. 20549; in that case, you will be charged for the copies at the rates which the Commission sets. You may also obtain copies from the Commission's Web site (http://www.sec.gov). Because Plexus common stock is traded on the Nasdaq Stock Market, you can inspect material filed by it at the offices of the National Association of Securities Dealers, Inc., 1735 K Street N.W., Washington, D.C. 20006.

     Plexus has filed a registration statement on Form S-3 under the Securities Act with the Commission which covers the shares of common stock described in this prospectus. The registration statement has information in addition to the information in this prospectus. You may obtain that additional information at the addresses above. This prospectus, and the documents which this prospectus incorporates by reference, describe certain contracts or other documents. These descriptions are only summaries, and are not necessarily complete. If you wish further information rather than this summary, you should review a copy of the document if Plexus has filed it as an exhibit to the registration statement. When Plexus has filed a document as an exhibit, a complete reading of the document will provide you more information than a summary. Plexus is not responsible if you fail to read the full document.

     This prospectus "incorporates by reference" the filings named below. That means that the contents of those documents are considered to be part of this prospectus even though they are not actually included with it. Plexus will provide you with a copy of any of those documents without charge if you are a record shareholder, or if you are a beneficial owner of securities which are held in street name. They will not necessarily provide exhibits unless those exhibits are specifically incorporated by reference in the document. You can obtain copies of the documents by writing to Plexus, 55 Jewelers Park Drive, Neenah, Wisconsin 54956, Attn: Corporate Secretary, or by calling Plexus' corporate secretary at 920/722-3451.

     This prospectus incorporates by reference the following documents. Each of them has been filed by Plexus with the Commission as required by the Exchange
Act:

     -    Form 10-K for the year ended September 30, 1998;
     - Forms 10-Q for the quarters ended December 31, 1998, March 31 and June 30, 1999;
     -    Form 8-K dated July 23, 1999, reporting the SeaMED acquisition;
     -    The description of Plexus common stock on Form 8-A, as amended; and
     - The description of Plexus' preferred stock purchase rights on Form 8-A dated August 13, 1998.

This prospectus also incorporates all reports and definitive proxy or information statements filed by Plexus under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus. They will be incorporated by reference into this prospectus from the date on which Plexus files such documents.

                                 USE OF PROCEEDS

     The selling shareholders are offering all of the shares of common stock covered by this prospectus. Plexus will not receive any proceeds from the sale of these shares.

                              SELLING SHAREHOLDERS

     The following table sets forth the number of shares owned by Mr. R. Scott Asen, his donees, pledgees or other successors-in-interest selling shares received from a selling shareholder as a gift, pledge, partnership distribution or other non-sales related transfer after the date of this prospectus. All information contained in the table below is based upon their beneficial ownership as of September 15, 1999. Plexus is not able to estimate the amount of shares that will be held by the selling shareholders after the completion of this offering because the selling shareholders may offer all or some of his shares and because there currently are no agreements, arrangements or understandings with respect to the sale of any of their shares. The following table assumes that all of the shares being registered will be sold. The selling shareholders are not making any representation that any shares covered by the prospectus will be offered for sale. The selling shareholders reserve the right to accept or reject, in whole or in part, any proposed sale of shares.

                                        Number of Shares                        Number of Shares
Name of Selling Shareholders            Beneficially Owned                      Registered for Sale Hereby
- ----------------------------            ------------------                      --------------------------
R. Scott Asen (1)(2)                    270,139                                 264,139


     (1) Mr. Asen received his shares of common stock pursuant to Plexus' merger with SeaMED Corporation, which occurred July 23, 1999. Of Mr. Asen's 270,139 beneficially owned shares, 6,000 were granted under SeaMED stock options, and have been separately registered by Plexus.

     (2) All the shares beneficially owned by Mr. Asen have been pledged by Mr. Asen to Bear, Stearns Securities Corp. In the event that Bear, Stearns Securities were to foreclose on the pledge, it may sell as a selling shareholder under the prospectus.

     This prospectus also covers any additional shares of common stock that become issuable in connection with the shares being registered by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Plexus common stock. In addition, this prospectus covers the preferred stock purchase rights that currently trade with Plexus' common stock and entitle the holder to purchase additional shares of common stock under certain circumstances.

                              PLAN OF DISTRIBUTION

     Plexus is registering the Shares on behalf of the Selling shareholders. As used herein, "Selling Shareholders" includes Mr. Asen, donees, pledgees (including Bear, Stearns Securities), transferees or other successors-in-interest selling shares received from a selling shareholder as a gift, pledge, partnership distribution or other non-sale related transfer after the date of this prospectus. All costs, expenses and fees in connection with the registration of the Shares offered hereby will be borne by Plexus. Brokerage commissions and similar selling expenses, if any, attributable to the sale of Shares will be borne by the Selling Shareholders. Sales of Shares may be effected by Selling Shareholders from time to time in one or more types of transactions (which may include block transactions) on the Nasdaq Stock Market, in negotiated transactions, through put or call options transactions relating to the Shares, through short sales of Shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers.

     The selling shareholders have advised Plexus that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of Shares by the Selling Shareholder.

     The selling shareholders may effect such transactions by selling shares directly to purchasers or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling shareholders and/or the purchasers of shares for whom the broker-dealers may act as agents or to whom they sell as principal, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions.

     The selling shareholders and any broker-dealers that act in connection with the sale of shares might be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the Shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

     Because selling shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act. Plexus has informed the selling shareholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

     Selling Shareholders also may resell all or a portion of the Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of that Rule.

     Upon Plexus being notified by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of Shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling shareholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and (vi) other facts material to the transaction. In addition, upon Plexus being notified by a selling shareholder that a donee, pledgee, transferee or other successor-in-interest intends to sell more than 500 shares, a supplement to this prospectus will be filed.

     In connection with sales of the common stock or otherwise, the selling shareholder may enter into hedging transactions with broker/dealers, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling shareholder may also sell common stock short and deliver common stock to close out such short positions, or loan or pledge common stock to broker/dealers that in turn may sell such securities.

     Pursuant to the Merger Agreement between Plexus and SeaMED with the selling shareholder, all expenses of the registration of the common stock will be paid by Plexus, including, without limitation, Commission filing fees; provided, however, that the selling shareholder will pay all underwriting discounts and selling commissions, if any.


                                 LEGAL OPINIONS

     The legality of the Plexus common stock to be issued in the merger will be passed upon on behalf of Plexus by Quarles & Brady LLP, Milwaukee, Wisconsin.


                                     EXPERTS

     The consolidated financial statements of Plexus and the related financial statement schedule incorporated in this prospectus by reference from Plexus' Annual Report on Form 10-K for the fiscal year ended September 30, 1998 have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     The financial statements of SeaMED incorporated by reference in Plexus' Current Report on Form 8-K dated July 23, 1999 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report incorporated therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The Registrant will bear no expense in connection with any sale or other distribution by the selling shareholder of the shares being registered other than the expenses of preparation and distribution of this Registration Statement and the prospectus included in this Registration Statement. Such expenses are set forth in the following table. All of the amounts shown are estimates except the Securities and Exchange Commission ("SEC") registration fee and the NASD listing fee.

         SEC registration fee........................................$ 2,235
         Legal fees and expenses.....................................$ 6,000
         Accounting fees and expenses................................$ 4,000
         NASD listing fee............................................$     0
         Miscellaneous expenses......................................$ 2,765
         Total.......................................................$15,000

Item 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Plexus Corp. is incorporated under the Wisconsin Business Corporation Law ("WBCL"). Under Section 180.0851(1) of the WBCL, Plexus is required to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if such person was a party because he or she was a director or officer of Plexus. In all other cases, Plexus is required by Section 180.0851(2) of the WBCL to indemnify a director or officer against liability incurred in a proceeding to which such person was a party because he or she was an officer or director of Plexus, unless it is determined that he or she breached or failed to perform a duty owed to Plexus and the breach or failure to perform constitutes:
(i) a willful failure to deal fairly with Plexus or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. Section 180.0858(1) of the WBCL provides that, subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under Plexus' articles of incorporation, bylaws, a written agreement or a resolution of the Board of Directors or shareholders.

     Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections 180.0850 to
180.0858 of the WBCL for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

     Section 180.0828 of the WBCL provides that, with certain exceptions, a director is not liable to a corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the four exceptions to mandatory indemnification under Section 180.0851(2) referred to above.

     Under Section 180.0833 of the WBCL, directors of Plexus against whom claims are asserted with respect to the declaration of an improper dividend or other distribution to shareholders to which they assented are entitled to contribution from other directors who assented to such distribution and from shareholders who knowingly accepted the improper distribution, as provided therein.

     Plexus' Bylaws contain provisions that generally parallel the indemnification provisions of the WBCL and cover certain procedural matters not dealt with in the WBCL. Directors and officers of Plexus are also covered by directors' and officers' liability insurance under which they are insured (subject to certain exceptions and limitations specified in the policy) against expenses and liabilities arising out of proceedings to which they are parties by reason of being or having been directors or officers.

Item 16.  EXHIBITS.

     Exhibits

      5.1 Opinion of Quarles & Brady LLP
     23.1 Consent of PricewaterhouseCoopers LLP
     23.2 Consent of Ernst & Young LLP, Independent Auditors
     23.3 Consent of Quarles & Brady LLP (included in 5.1)
     24.1 Power of Attorney (see page S-1)

Item 17.  UNDERTAKINGS.

     Plexus hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Plexus pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of Plexus' annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (6) That every prospectus: (i) that is filed pursuant to paragraph (5) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 20 of this Registration Statement, or otherwise, Plexus has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Plexus of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Plexus will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (8) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     (9) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Neenah, State of Wisconsin, on September 29, 1999.

                                     PLEXUS CORP.
                                     (Registrant)

                                     By:  /s/ John L. Nussbaum
                                          --------------------------------------
                                          John L. Nussbaum
                                          President and Chief Operating Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter Strandwitz, John L. Nussbaum and Joseph D. Kaufman, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.*


       SIGNATURE                                           TITLE

/s/ Peter Strandwitz                    Chairman of the Board and Chief Executive
- -------------------------------
Peter Strandwitz                        Officer; Director (Principal Executive Officer)

/s/ John L. Nussbaum                    President and Chief Operating Officer;
- -------------------------------
John L. Nussbaum                        Director

/s/ Thomas B. Sabol                     Chief Financial Officer (Principal Financial Officer)
- -------------------------------
Thomas B. Sabol

/s/ Lisa M. Kelley                      Treasurer (Principal Accounting
- -------------------------------
Lisa M. Kelley                          Officer)

/s/ David J. Drury                      Director
- -------------------------------
David J. Drury

/s/ Harold R. Miller                    Director
- -------------------------------
Harold R. Miller

/s/ Gerald A. Pitner                    Director
- -------------------------------
Gerald A. Pitner

/s/ Thomas J. Prosser                   Director
- -------------------------------
Thomas J. Prosser

/s/ Jan K. VerHagen                     Director
- -------------------------------
Jan K. VerHagen


*Each of the above signatures is affixed as of September 29, 1999.

                                  PLEXUS CORP.
                         ("PLEXUS" OR THE "REGISTRANT")
                         (COMMISSION FILE NO. 000-14824)

                                  EXHIBIT INDEX
                                       TO
                         FORM S-3 REGISTRATION STATEMENT


     The following exhibits are filed with or incorporated by reference in this Registration Statement:


EXHIBIT      DESCRIPTION                                    INCORPORATED HEREIN                       FILED
                                                            BY REFERENCE TO                         HEREWITH

3(i)         Restated Articles of Incorporation of Plexus   Exhibit 3(i) to Plexus'
             Corp., as amended through August 13,           Report on Form 10-K for
             1998                                           the year ended
                                                            September 30, 1998
3(ii)        Bylaws of Plexus Corp., as amended             Exhibit 3(ii) to Plexus'
             through November 14, 1996                      Report on Form 10-K for
                                                            the year ended
                                                            September 30, 1996
4.1          Restated Articles of Incorporation of Plexus   Exhibit 3(i) above
             Corp.
4.2          Shareholder Rights Agreement, dated as of      Exhibit 4.1 to Plexus'
             August 13, 1998 between Plexus and             Report on Form 8-K
             Firstar Trust Company as Rights Agent          dated August 13, 1998
                                                            (the "8/13/98 8-K")
4.3          Form of Rights Certificate                     Exhibit 4.2 to 8/13/98
                                       8-K
5.1          Opinion of Quarles & Brady LLP as to the                                                   X
             legality of the securities being registered
23.1         Consent of PricewaterhouseCoopers LLP,                                                     X
             Plexus' independent accountants
23.2         Consent of Ernst & Young LLP, independent auditors                                         X
23.3         Consent of Quarles & Brady LLP                                               Contained in Exhibit 5.1
24.1         Powers of Attorney                                                                On Signatures page


                                      EI-1